1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940      X

    Amendment No. 27 .......................................         X
                  ---                                             ----


                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010
                (Address of Principal pursuant Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

Jay S. Neuman, Esquire              Copies to:  Burton M. Leibert, Esq.
Investors Tower                                 Willkie Farr & Gallagher
Pittsburgh, Pennsylvania 15222-3779             One Citicorp Center
(Name and Address of Agent for Service)         153 East 53rd Street
      ......                                    New York, New York 10022

                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios is comprised of fourteen portfolios. This Amendment to the Registration Statement relates only to Asset Management Portfolio II and Asset Management Portfolio III.


Asset Management Portfolio II
Asset Management Portfolio III
PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

BT Investment Portfolios (the "Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on March 27, 1993.

Beneficial interests in the Trust are divided into separate series, each having a distinct investment objectives and policies, two of which, Asset Management Portfolio II and Asset Management Portfolio III (each a "Portfolio" and, collectively, the "Portfolios") are described herein. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio seeks to achieve its investment objective by allocating investments among stocks, bonds and short-term instruments. The Portfolio's investment objectives are as follows: Asset Management Portfolio II seeks long-term capital growth, current income and growth of income, consistent with reasonable investment risks; and Asset Management Portfolio III seeks high income over the long term consistent with conservation of capital. Investments in the Portfolios are neither insured nor guaranteed by the U.S. government. Investments in the Portfolios are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust"), the investment adviser, or the Portfolios, and are not federally insured by the Federal Deposit Insurance Corporation the Federal Reserve Board or any other agency

Additional information about the investment policies of each Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives and policies and risk factors associated with investments in the Portfolios from the sections entitled "Investment Objectives and Policies," "Risk Factors: Matching the Fund to Your Investment Needs," "Special Information Concerning Master-Feeder Fund Structure," and "Additional Information" in the BT Investment Lifecycle Mid Range Fund's and BT Investment Lifecycle Short Range Fund's prospectus (the "Feeder Funds' Prospectus"). Further information about the risk factors associated with investments in each Portfolio is incorporated herein by reference from the section entitled "Appendix" in the Feeder Funds' Statement of Additional Information (the "Feeder Funds' SAI").

ITEM 5.  MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Summary of Fund Expenses" and "Management of the Trust and Portfolios" in the Feeder Funds' Prospectus.



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ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust has fourteen series: the Portfolios and Liquid Assets Portfolio, Global High Yield Securities Portfolio, Latin American Equity Portfolio, Small Cap Portfolio, Pacific Basin Equity Portfolio, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Small Cap Index Portfolio and Equity 500 Equal Weighted Index Portfolio, PreservationPlus Portfolio, International Small Company Equity Portfolio and Global Emerging Markets Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Net Asset Value," "Purchase and Redemption of Shares," and "Dividends, Distributions and Taxes" in the Feeder Funds' Prospectus.

Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Fund Business Day. At each close of business on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected at the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction
(i) the numerator of which is the value of such investor's investment in each Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the close of business on the following business day of each Portfolio.



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The net income of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each Fund's Business Day.

There is no minimum initial or subsequent investment in the Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase, Redemption and Pricing of Securities" in Part B as of the day a Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Bankers Trust, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must:
(i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

The Trust and Edgewood Services, Inc. ("Edgewood") reserve the right to cease accepting investments in the Portfolios at any time or to reject any investment order.

The placement agent for the Portfolios is Edgewood. The principal business address of Edgewood is 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-5829. Edgewood receives no additional compensation for serving as the placement agent for the Portfolios.

Registrant incorporates by reference information concerning the computation of net asset value and the valuation of each Portfolio's assets from the sections entitled "Net Asset Value" and "Purchase and Redemption of Shares" in the Feeder Funds' Prospectus.

ITEM 8.  REDEMPTION OR REPURCHASE.

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven calendar days following receipt of the request. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

Not applicable.





Asset Management Portfolio II
Asset Management Portfolio III
PART B
ITEM 10.  COVER PAGE.
Not applicable.
ITEM 11.  TABLE OF CONTENTS
General Information and History     1
Investment Objectives and Policies  1
Management of the Fund  1
Control Persons and Principal Holders of Securities . 2
Investment Advisory and Other Services    2
Brokerage Allocation and Other Practices  2
Capital Stock and Other Securities  2
Purchase, Redemption and Pricing of Securities Being Offered      3
Tax Status  3
Underwriters      4
Calculation of Performance Data     4
Financial Statements    4

ITEM 12.  GENERAL INFORMATION AND HISTORY.
Not applicable.
ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.
Part A of this registration statement contains additional information about the investment objectives and policies of Asset Management Portfolio II and Asset Management Portfolio III (each a "Portfolio", collectively, the "Portfolios"). This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolios from the sections entitled "Investment Objectives and Policies" and "Appendix" in the Feeder Funds' SAI. ITEM 14. MANAGEMENT OF THE FUND. Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Funds' SAI. The Portfolios' Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or the investors in the Portfolio, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolios. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
As of June 15, 1998, BT Investment Lifecycle Short Range Fund and BT Investment Lifecycle Mid Range Fund (each a "Fund") (series of shares of BT Investment Funds each owned approximately 100% of the value of the outstanding interests in Asset Management Portfolio III and Asset Management Portfolio II, respectively. Because BT Investment Lifecycle Short Range Fund and BT Investment Lifecycle Mid Range Fund controls the corresponding Portfolios, it may take actions without the approval of any other investor in the Portfolios or any other series of the Trust, as the case may be. Each Fund has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of a Portfolio, the Fund will, except as permitted by the SEC, hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the Portfolio meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to a Portfolio, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice. ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES. Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trust and Portfolios" in the Feeder Funds' SAI. ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES. Registrant incorporates by reference information concerning the brokerage allocation and other practices of each Portfolio from the section entitled "Investment Objective and Policies-Portfolio Transactions and Brokerage Commissions" in the Feeder Funds' SAI. ITEM 18. CAPITAL STOCK AND OTHER SECURITIES. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of the Portfolios, investors are entitled to share PRO RATA in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment). The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors. The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof. The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share PRO RATA in the net assets of that series available for distribution to investors. ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED. Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 "Purchase of Securities Being Offered" and Item 8 "Redemption and Repurchase" in Part A of this Registration Statement. Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Funds' SAI. ITEM 20. TAX STATUS. Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Funds' SAI. It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio. There are certain tax issues that may be relevant to only certain of the investors in each Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolios. ITEM
21. UNDERWRITERS. The placement agent for the Trust is Edgewood, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.
ITEM 22. CALCULATION OF PERFORMANCE DATA. Not applicable. ITEM 23. FINANCIAL STATEMENTS. Each Portfolio's financial statements are hereby incorporated by referenced from the Registrant's Annual Report dated March 31, 1998 and have been included in reliance upon the report of Coopers & Lybrand, independent certified public accountants, as experts in accounting and auditing.



PART C      OTHER INFORMATION

Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and 24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS
      (a)   Financial Statements:
            Incorporated by reference to the Annual Reports of BT Investment Funds dated March 31, 1998, pursuant to Rule 411 under the Securities
           Act of 1933.  (File Nos. 33-07404 and 811-4760)

      (b)   Exhibits:

      (l) Declaration of Trust of the Registrant; 3 (i) Fist Amendment to Declaration of Trust; * (ii) Second Amendment to Declaration of Trust; * (iii) Third Amendment to Declaration of Trust; * (iv) Fourth Amendment to Declaration of Trust; * (v) Fifth Amendment to Declaration of Trust; * (vi) Sixth Amendment to Declaration of Trust; *
            (vii) Conformed copy of Amendment No. 7 to Declaration of Trust of
                  BT Investment Portfolios; 7
            (viii)Conformed copy of Amendment No. 8 to Declaration of Trust of
                  BT Investment Portfolios; 10
      (2)   By-Laws of the Registrant; 3
      (3)   Not Applicable
      (4)   Not Applicable
      (5)   (i)   Conformed copy of Investment Advisory Agreement between the
                  Registrant and Bankers Trust Company
("Bankers Trust"); 3
            (ii)  Sub-Investment Advisory Agreement between Bankers Trust and BT
                  Fund Managers International Limited; 2
            (iii) Schedule of fees under Investment Advisory
                  Agreement; 4
            (iv)  Conformed Copy of Investment Advisory Agreement between
                  International Equity Portfolio and the Registrant and
Bankers Trust; 12
            (v)   Form of Investment Advisory Agreement for Pacific Basin Equity
                  Portfolio; 12
            (vi)  Form of Sub-Investment Advisory Agreement for Pacific Basin
                  Equity Portfolio; 12
            (vii) Copy of Exhibit A to Investment Advisory Agreement; 12
-----------------------------------
* Previously filed.
+ All exhibits have been filed electronically.
2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on September 20, 1993. 3. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995. 4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996. 7. Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the Commission on January 30, 1997. 10. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997. 12 Incorporated by reference to Amendment No. 24 to Registrant's Registration Statement as filed with the Commission on April 30, 1998.

      (6)   Not Applicable
      (7)   Not Applicable
      (8) Conformed copy of Custodian Agreement between Bankers Trust Company and BT Investment Portfolios; 11
            (i)   Conformed copy of Amendment #1 to Exhibit A of the Custodian
                  Agreement; 12
            (ii)  Conformed copy of Amendment #2 to Exhibit A of the
                  Custodian Agreement; 12
            (iii) Conformed copy of Cash Services Addendum to the
                 Custodian Agreement; +
      (9)   Administration and Services Agreement between the
            Registrant and Bankers Trust; 1
            (i)   Conformed Copy of Exclusive Placement Agent
                  Agreement; 8
            (ii)  Copy of Exhibit A to Exclusive Placement Agent
                  Agreement; 14
            (iii) Copy of Exhibit D to the Administration and Services
                  Agreement; 12
      (10)  Not Applicable
      (11)  Not Applicable
      (12)  Not Applicable
      (13)  (i)   Investment Representation letters of
                  initial investors; 1
            (ii)  Investment Representation Letters of Initial Investors,
                  EAFE(R) Equity Index Portfolio, U.S. Bond
Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index
      Portfolio; 4
      (14)  Not Applicable
      (15)  Not Applicable
      (16)  Not Applicable
      (17) Copy of Financial Data Schedules; + (18) Not Applicable (19) Conformed copy of Power of Attorney; 8

ITEM 25. Persons Controlled by or Under Common Control with Registrant:

      None
-----------------------------------

+ All exhibits have been filed electronically.

1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.

4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.

8. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.

11. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.

12 Incorporated by reference to Amendment No. 24 to Registrant's Registration Statement as filed with the Commission on January 28, 1998.

14. Incorporated by reference to Amendment No. 26 to Registrant's Registration Statement as filed with the Commission on July 3, 1997.

ITEM 26. Number of Holders of Securities.

Title of Class                            Number of Record Holders
                                          as of June 1, 1998
Latin American Equity Portfolio                       2
Pacific Basin Equity Portfolio                        2
Global High Yield Securities Portfolio                2
Small Cap Portfolio                                   2
Liquid Assets Portfolio                               1
Asset Management Portfolio II                         1
Asset Management Portfolio III                        1
U.S. Bond Index Portfolio                             1
Equity 500 Equal Weighted Index Portfolio             1
Small Cap Index Portfolio                             1
EAFE(R) Equity Index Portfolio                        1
BT Preservation Plus Portfolio                        1
International Small Company Equity Portfolio          2
Global Emerging Markets Equity Portfolio              2

ITEM 27. Indemnification; 5

ITEM 28. Business and Other Connections of Investment Adviser:

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust New York Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C. Daniel Trust.


5.   Incorporated   by  reference  to   Post-Effective   Amendment   No.  11  to
     Registrant's Registration Statement as filed with the Commission on January 29, 1996.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust New York Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group pic.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust New York Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust
Company;   Director,   Boston  Scientific  Corporation;   and  Director,   Xerox
Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust New York Corporation and Bankers Trust Company; Director, bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust New York Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

Item 29.    Principal Underwriters:

            (a) Edgewood Services, Inc. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Deutsche Portfolios, Deutsche Funds, Inc., Excelsior Funds, Excelsior Funds, Inc., (formerly, UST Master Funds, Inc.), Excelsior Institutional Trust, Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), FTI Funds, FundManager Portfolios, Great Plains Funds, Marketvest Funds, Marketvest Funds, Inc., Old Westbury Funds, Inc., Robertsons Stephens Investment Trust, WesMark Funds and WCT Funds.
            (b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant
Lawrence Caracciolo           Director, President,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Arthur L. Cherry              Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

J. Christopher Donahue        Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Ronald M. Petnuch             Vice President,                     President
5800 Corporate Drive          Edgewood Services, Inc.             and Treasurer
Pittsburgh, PA 15237-5829

Thomas P. Schmitt             Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Thomas P. Sholes              Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Ernest L. Linane              Assistant Vice President,           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

S. Elliott Cohan              Secretary,                          Assistant
5800 Corporate Drive          Edgewood Services, Inc.             Secretary
Pittsburgh, PA 15237-5829

Thomas J. Ward                Assistant Secretary,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Kenneth W. Pegher, Jr.        Treasurer,                          --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

(c)   None

ITEM 30. Location of Accounts and Records:

Registrant:                         Federated Investors Tower
                                    Pittsburgh, Pennsylvania 15222-3779

Bankers Trust Company:              130 Liberty Street,
(Investment Adviser, Custodian      New York, New York 10006.
and Administrator)

Investors Fiduciary Trust Company:  127 West 10th Street,
(Transfer Agent and Dividend        Kansas City, MO 64105.
Distribution Agent)

Edgewood Services, Inc.:            5800 Corporate Drive
(Placement Agent                    Pittsburgh, Pennsylvania 15237-5829
and Sub-Administrator)

ITEM 31. Management Services:
            Not Applicable

ITEM 32. Undertakings
            Not Applicable

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this 27th amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Pittsburgh and the Commonwealth of Pennsylvania, on the 1st day of July, 1998.

                            BT INVESTMENT PORTFOLIOS


                              By: /s/ Jay S. Neuman
                            Jay S. Neuman, Secretary
                                  July 1, 1998